EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

H&E Equipment Services, Inc.

Baton Rouge, Louisiana

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2016, relating to the consolidated financial statements, the effectiveness of the H&E Equipment Services, Inc.’s internal control over financial reporting, and schedule of H&E Equipment Services, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP
BDO USA, LLP Dallas, Texas August 1, 2016